SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): AUGUST 31, 2004


                           CHARTER ONE FINANCIAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                      001-15495                      34-1567092
   --------                      ---------                      ----------
(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                           Identification Number)
incorporation)

                   1215 SUPERIOR AVENUE, CLEVELAND, OHIO 44114
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                    (Address of principal executive offices)

                                 (216) 566-5300
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.01.        CHANGES IN CONTROL OF REGISTRANT
                  --------------------------------

On August 31, 2004, pursuant to an Agreement and Plan of Merger, dated as of May 4, 2004, between Charter One Financial, Inc. (the "Company"), Citizens Financial Group, Inc., a Delaware corporation ("Citizens"), Cardinal Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Citizens ("Cardinal"), and The Royal Bank of Scotland Group plc, a public limited liability company incorporated under the laws of Scotland ("RBSG"), Cardinal merged with and into the Company. As a result of the merger, each share of common stock of the Company outstanding immediately prior to the effective time of the merger was converted into the right to receive $44.50 in cash.

The aggregate merger consideration paid by Citizens was approximately $10.5 billion and was funded from capital contributions by RBSG, the parent company of Citizens, together with internally available funds.

A copy of the joint press release issued by Citizens and the Company is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

ITEM 9.01.        EXHIBITS
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(c) Exhibits.

         99.1     Press release dated August 31, 2004.



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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                           CHARTER ONE FINANCIAL, INC.


                                           By: /s/ Robert J. Vana
                                              ----------------------------------
                                              Name:  Robert J. Vana
                                              Title: Senior Vice President,
                                                     Chief Corporate Counsel and
                                                     Corporate Secretary

Date:  August 31, 2004

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                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

99.1                       Press release dated August 31, 2004.